Exhibit 99.1

BRE FINANCIAL NEWS Investor Contact: Stephanie T. Andre, 415.445.3745 Media Contact: Thomas E. Mierzwinski, 415.445.6525

BRE PROPERTIES ANNOUNCES RESULTS OF TENDER OFFER

FOR ITS 4.125% CONVERTIBLE SENIOR NOTES DUE 2026

October 14, 2010 (San Francisco) – BRE Properties, Inc. (“BRE” or the “Company”) (NYSE:BRE) today announced the results of its fixed price cash tender offer (the “Tender Offer”) for any and all of its outstanding 4.125% Convertible Senior Notes due 2026 (the “Notes”). The Tender Offer expired at midnight, New York City time, on Wednesday, October 13, 2010 (the “Expiration Time”), with $321,334,000 in aggregate principal amount of the Notes (representing approximately 90.18% of the Notes outstanding prior to the Tender Offer) validly tendered and not validly withdrawn. All such Notes have been accepted by the Company for purchase and will be cancelled. After giving effect to the purchase of the tendered Notes, an aggregate principal amount of $35,000,000 of the Notes remain outstanding. Payment for the Notes purchased pursuant to the Tender Offer is expected to be made later today.

In accordance with the terms of the Tender Offer, the consideration to be paid for the Notes is $1,040 per $1,000 in principal amount of the Notes, plus accrued and unpaid interest up to, but not including, October 14, 2010, the settlement date for the Tender Offer. The aggregate consideration to be paid for the Notes purchased, exclusive of accrued interest, is approximately $334,187,360. The Company will pay for all of the Notes purchased pursuant to the Tender Offer with available cash and drawings under its revolving line of credit.

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. RBS Securities Inc., Goldman, Sachs & Co. and Wells Fargo Securities, LLC acted as dealer managers for the Tender Offer and Global Bondholder Services Corporation acted as information agent and depositary for the Tender Offer. Persons with questions regarding the Tender Offer should contact RBS Securities Inc. at 600 Washington Boulevard, Stamford, Connecticut 06901 (telephone (877) 297-9832 or (203) 897-4677); Goldman, Sachs & Co. at 200 West Street, 7th Floor, New York, New York 10282 (telephone (800) 828-3182); or Wells Fargo Securities, LLC at 375 Park Avenue, 4th Floor, New York, New York 10152 (telephone (800) 367-8652). Requests for documents may be directed to Global Bondholder Services Corporation at (866) 470-4500 (U.S. toll free) or at (212) 430-3774 (collect), or in writing to 65 Broadway, Suite 404, New York, New York 10006, Attention: Corporate Actions.

BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105, Fax: 415.445.6505

About BRE Properties, Inc.

BRE Properties, based in San Francisco, Calif., owns and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE Properties directly owns and operates 76 apartment communities totaling 22,066 units in California, Arizona and Washington. The Company invests in communities through acquisition and development, and currently has six properties in various stages of development and construction, totaling 1,848 units, and joint venture interests in 13 additional apartment communities, totaling 4,080 units. BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. (Property data as of 8/31/10)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements regarding the settlement of the Tender Offer and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements contained in this press release: any material adverse change in the financial or securities markets within or outside the United States or in political, financial or economic conditions within or outside the United States or any material outbreak or material escalation of hostilities within or outside the United States or declaration by the United States of a national emergency or war or other material calamity or crisis within or outside the United States, including, without limitation, an act of terrorism, any suspension or limitation of trading in securities generally or in any of the securities of BRE by the SEC, by any exchange that lists such securities or in any over-the-counter market, any declaration by any governmental authority of a general banking moratorium, any financial market fluctuations, actual or perceived changes in general economic conditions, global trade or in the real estate sector, inflation risks, an actual or perceived downturn in the U.S., California or global economy. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no obligation to update this information.

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BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105, Fax: 415.445.6505, www.breproperties.com